UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2017

NEWGEN BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3221 Dominquez Avenue, Quezon City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director

On February 8, 2017, Jerwin Alfiler resigned from all positions as a director and officer of NewGen BioPharma Corp., a Nevada corporation (the “Company”). Mr. Alfiler was appointed as the President, Secretary, Treasurer and sole director of the Company on January 7, 2014, and resigned from all such director and officer positions, effective as of February 8, 2017. To the knowledge of the Company, Mr. Alfiler did not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Officer and Director

On February 8, 2017, upon written consent of our Board of Directors (the “Board”) and in accordance with the provisions of our Amended and Restated Bylaws, the Board appointed Bradford James Long to serve as the President, Secretary, Treasurer and a director of the Company, to fill the vacancies created by Mr. Alfiler’s resignation. It is contemplated that Mr. Long may serve on certain committees of the Board in the future, but no such committees have been established, and consequently no such appointment has been made as of the date of this report.

There are no agreements or understandings between Mr. Long and any other persons, pursuant to which Mr. Long was appointed as President, Secretary, Treasurer, and a member of the Board. There are no family relationships between Mr. Long and any other director, executive officer, or person nominated or chosen to become a director or executive officer of the Company. There are no past or proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Long had or will have a direct or indirect material interest.

Since 1997, Mr. Long has served as the President and founder of Beneficial Designs, Inc., a privately held investor relations company specializing in assisting publicly traded companies with corporate communications, investor awareness and other investor relations. Prior to his work with Beneficial Designs, Mr. Long served as the President and COO of Axiom International Development Corp., a company focused on raising capital to develop hotels and entertainment and restaurant complexes in the People’s Republic of China. With over 35 years of experience in the securities industry, we believe Mr. Long’s experience in investor relations and financial markets will be valuable to our Company as we continue to develop our business plan and grow our operations.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp., a Nevada Corporation

Dated: February 9, 2017	By:	/s/ Bradford Long
Bradford Long
President

3